PRESS RELEASE

Source: Steel Partners Holdings L.P.

Steel Partners Holdings Amends and Extends Credit Agreement

NEW YORK, N.Y. – December 29, 2021 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced it has amended and extended its credit agreement with a syndicate of banks led by PNC Bank, National Association. The new five-year, $600 million, revolving credit facility covers substantially all SPLP entities, with the exception of Steel Partners’ WebBank subsidiary.  The credit facility includes:

•	$50 million sub-facility for swing line loans,

•	$50 million sub-facility for standby letters of credit, and

•	$75 million currency sub-limit (available in euros and pounds sterling).

Additionally, Steel Partners is permitted, under certain circumstances, to increase the facility by at least $300 million.

“Proceeds from the credit facility will be used for general corporate purposes, including working capital needs and potential future acquisitions and investments,” said Warren Lichtenstein, Executive Chairman of Steel Partners. “Extending our credit agreement for an additional five years provides us with enhanced liquidity and added flexibility, as we continue to grow Steel Partners and add value for all stakeholders.”

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," "will" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the adverse effects of the COVID-19 pandemic to the Company’s business, results of operations, financial condition and cash flows; material weaknesses in the Company’s internal control over financial reporting; decline in crude oil price; fluctuations in commodity prices; substantial cash funding requirements that may be required in the future as a result of certain of the Company’s subsidiaries’ sponsorship of defined benefit pension plans; significant costs, including remediation costs, as a result of complying with environmental laws or failing to comply with other extensive regulations, including banking regulations; the impact of climate change legislation or regulations restricting emissions of greenhouse gases on costs and demand for the Company’s services; impacts to the Company’s liquidity or financial condition as a result of legislative and regulatory actions; the Company’s ability to maintain sufficient cash flows from operations or through financings to meet its obligations under its senior credit facility; risks associated with the Company’s business strategy of acquisitions; losses sustained in the Company’s investment portfolio; the impact of interest rates on the Company’s investments, such as increased interest rates or the use of a SOFR based interest rate in the Company’s credit facilities; reliance on the intellectual property owned by others and the Company’s ability to protect its own intellectual property and licenses; risks associated with conducting operations outside of the United States, including changes in trade policies and the costs or limitations of acquiring materials and products used in the Company’s operations; risks of litigation; impacts to the Company’s WebBank business as a result of the highly regulated environment in which it operates, as well as the risk of litigation regarding the processing of PPP loans and the risk that the SBA may not fund some or all PPP loan guaranties; potentially disruptive impacts from economic downturns in various sectors; loss of customers by the Company’s subsidiaries as a result of not maintaining long-term contracts with customers; risks related to the Company’s key members of management and the senior leadership team; the Company’s agreement to indemnify its manager pursuant to its management agreement, which may incentivize the manager to take unnecessary risks; risks related to the Company’s common and preferred units, including potential price reductions for current unitholders if additional common or preferred units are issued, as well as the lack of an active market for the Company’s units as a result of transfer restrictions contained in the Company’s partnership agreement; the ability of the Company’s subsidiaries to fully use their tax benefits; impacts as a result of changes in tax rates, laws or regulations, including U.S. government tax reform; labor disruptions as a result of vaccine mandated by the United States federal government. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2020, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor contact:

Jennifer Golembeske

212-520-2300

jgolembeske@steelpartners.com